                                  Exhibit 11.0
                              Roslyn Bancorp, Inc.
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)
                                  (Unaudited)

                                                                                 For the                        For the
                                                                            Three Months Ended            Three Months Ended
                                                                            September 30, 2001            September 30, 2000
                                                                            ------------------            ------------------
Net income                                                                  $           28,494            $           17,275
                                                                            ------------------            ------------------
Weighted average common shares outstanding (1)                                      85,350,799                    91,824,570
                                                                            ------------------            ------------------

Basic earnings per common share                                             $             0.33            $             0.19
                                                                            ==================            ==================

Weighted average common shares outstanding (1)                                      85,350,799                    91,824,570

Potential common stock due to dilutive effect of stock options (1)                   1,944,380                     1,156,398
                                                                            ------------------            ------------------

Total shares for diluted earnings per share                                         87,295,179                    92,980,968
                                                                            ==================            ==================

Diluted earnings per common share                                           $             0.33            $            0.19
                                                                            ==================            ==================


                                                                                For the                       For the
                                                                            Nine Months Ended             Nine Months Ended
                                                                            September 30, 2001            September 30, 2000
                                                                            ------------------            ------------------
Net income                                                                  $           80,806            $           65,801
                                                                            ------------------            ------------------

Weighted average common shares outstanding (1)                                      86,562,119                    95,816,760
                                                                            ------------------            ------------------

Basic earnings per common share                                             $             0.93            $             0.69
                                                                            ==================            ==================

Weighted average common shares outstanding (1)                                      86,562,119                    95,816,760

Potential common stock due to dilutive effect of stock options (1)                   1,523,326                     1,080,705
                                                                            ------------------            ------------------
Total shares for diluted earnings per share                                         88,085,445                    96,897,465
                                                                            ==================            ==================

Diluted earnings per common share                                           $             0.92            $             0.68
                                                                            ==================            ==================

(1) Prior period amounts have been adjusted to reflect the 3-for-2 stock split on August 22, 2001.

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